PROMISSORY NOTE

$1,750,000 April 9, 2010

FOR VALUE RECEIVED, undersigned, Teen Glow Makeup, Inc. (name change to American Power Corp. in process), a Nevada corporation, hereby promises to pay to the order of JBM Energy Company, LLC, a Delaware limited liability company ("JBM"), the principal sum of One Million Seven Hundred Fifty Thousand U.S. Dollars ($1,750,000), to be payable according to the following schedule and terms.

1. Principal payments shall be made in the following amounts on the following dates:

a.	$200,000 on July 9, 2010.

             b. $200,000 on January 9, 2011.

c.	$100,000 90 days following completion of the Reserve Study and Mining Plan by undersigned as required by undersigned's agreement with JBM, but in no event later than on April 9, 2012.

d.
Commencing on April 9, 2014, the remaining principal balance of One Million Two Hundred Fifty Thousand U.S. Dollars ($1,250,000) shall be paid in eight (8) equal quarterly installments plus all accrued interest on the unpaid principal balance due on the date of each installment payment of principal. Said quarterly installments of $156,250 each, plus the accrued interest, shall be paid on April 9, 2014, July 9, 2014, October 9, 2014, January 9, 2015, April 9, 2015, July 9, 2015, October 9, 2015 and January 9, 2016.

2. This Note shall bear interest at the rate of five percent (5%) per annum, but no interest shall be due and payable by undersigned during the first two (2) years following April 9, 2010. Interest shall commence to accrue starting on April 9, 2012, and interest only payments of $15,625 each shall be paid quarterly on the ninth (9th) day of each following July, October, January and April of every year through April 9, 2014 when thereafter quarterly interest payments are calculated on unpaid principal balances through the end of each quarter.

3. Undersigned shall have the right to prepay all or any .part of the principal balance at any time without penalty.

4. All payments of principal and interest shall be made in cash by bank wire according to bank wire instructions given by JBM to undersigned from time to time.

5. All payments shall be first applied to interest and the balance to principal. All prepayments shall be applied in reverse order of maturity.

6. This Note is secured by a Mortgage of even date herewith (the "Mortgage") which constitutes a first lien upon coal and other mineral rights located in Judith Basin County, Montana.

7. This Note shall become due and payable at the option of the holder hereof, immediately upon default in payment of any installment of principal or interest payable hereunder, or any part thereof, or upon failure to comply with any of the terms, covenants, conditions or agreements contained in the Mortgage or other security instrument securing this Note, or upon the dissolution or liquidation of the undersigned, or upon the filing by undersigned of an assignment for the benefit of creditors, a petition in bankruptcy or other relief under the Bankruptcy Code, or by suffering an involuntary petition in bankruptcy or receivership not vacated within 30 days.

8.
The undersigned agrees to pay all costs of collection, including reasonable attorney and paralegal fees, if this Note is placed in the hands of an attorney for collection after default, and hereby waives demand, presentment for payment, protest, notice of protest, and notice of dishonor.

9.
Waiver by the holder hereof of any default by the undersigned shall not constitute a waiver by the holder of a subsequent default. Failure by the holder to exercise any right, power or privilege which it may have by reason of a default by the undersigned, shall not preclude the exercise of such right, power or privilege, so long as such default remains uncured or if a subsequent default occurs.

10.
If the coal or other mineral rights encumbered by the Mortgage, or any portion thereof, or any interest therein, are sold, mortgaged, or conveyed or become subject to an agreement to sell, mortgage, or convey prior to the time this Note shall have been paid in full, then the entire balance of principal and accrued interest hereunder shall at the option of the holder hereof become immediately due and payable.

11.
If Buyer makes timely all payments provided for hereunder, and if Buyer becomes entitled to receive the 40% equity interest in JBM as provided for in paragraph 10.a. of the Coal Buy and Sell Agreement between Buyer and JBM, this Promissory Note for the remaining balance of $1,250,000 shall be cancelled.

12.	This note is made and executed under, and is in all respects to be governed by, the laws of the State of Montana.

This Note is being executed this 9th day of April, 2010.

TEEN GLOW MAKEUP, INC. (name change to American Power Corp. in process)
By: /s/ Johannes Petersen
President
Undersigned Maker

Signed in the presence of:

/s/ Robin Fleming
Witness